Exhibit 10.3.3

AMENDMENT NO. 2

TO

INC RESEARCH HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

This AMENDMENT NO. 2, effective as of June 26, 2014 (this “Amendment”), to that certain INC Research Holdings, Inc. Equity Incentive Plan, effective as of May 8, 2010 (as amended, the “Plan”).

W I T N E S S E T H:

WHEREAS the Board desires to amend Section 5.1 of the Plan to increase the maximum number of Shares that may be issued pursuant to Awards under the Plan pursuant to Article 12 of the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.             Defined Terms.  Capitalized terms used herein, but not defined herein, have the respective meanings ascribed thereto in the Plan.

2.             Amendments.  As of the date first set forth above:

(a)           Section 5.1 of the Plan shall be, and hereby is, amended and restated as follows:

5.1 Number of Shares Available for Awards.

(a)                                 Class A Common Stock.  Subject to adjustment as provided in this Article 5 and Article 12, the maximum number of shares of Class A Common Stock available for issuance as part of a Common Unit to Participants pursuant to Awards under this Plan shall be 35,840,000 shares (the “Class A Limit”).  The number of shares of Class A Common Stock available for granting Incentive Stock Options under the Plan shall not exceed the Class A Limit, subject to Article 12 hereof and the provisions of Sections 422 and 424 of the Code and any successor provisions.

(b)                                 Class B Common Stock.  Subject to adjustment as provided in this Article 5 and Article 12, the maximum number of shares of Class B Common Stock available for issuance as part of a Common Unit to Participants pursuant to Awards under this Plan shall be 35,840,000 shares (the “Class B Limit” and together with the Class A Limit, the “Plan Limit”).  The number of shares of Class B Common Stock available for granting Incentive Stock Options under the Plan shall not exceed the Class B Limit, subject to Article 12 hereof and the provisions of Sections 422 and 424 of the Code and any successor provisions.

(c)                                  Issuance of Shares.  The Shares available for issuance under this Plan may consist of either authorized and unissued Shares or treasury Shares.  The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award.  Any Shares delivered to the Company (or withheld by the Company) as part or full payment for the purchase price of an Award granted under this Plan or, to the extent the Committee determines that the availability of Incentive Stock Options under the Plan will not be compromised, any Shares tendered by a Participant or withheld by the Company to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award, in each case, shall be added back to the Plan Limit and again be available for Awards under this Plan.

(d)                                 Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration (i.e., Shares or cash), the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards under this Plan.  If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under this Plan.  Notwithstanding anything herein to the contrary, Shares repurchased by the Company (whether at Fair Market Value or cost) pursuant to the terms of the Stockholders Agreement shall, in no case, be added back to the Plan Limit or be available for Awards under this Plan.

3.             Reference to and Effect on the Plan.  Except as specifically amended or waived herein, the Plan shall remain in full force and effect and is hereby ratified and confirmed.  All references in the Plan to the “Plan” shall mean the Plan as amended by this Agreement.

4.             Effectiveness.  This Amendment shall become effective as of the date first written above (the “Effective Date”).

IN WITNESS WHEREOF, INC Research Holdings, Inc. has executed this amendment as of June 26, 2014.

INC RESEARCH HOLDINGS, INC.

By:	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Chief Administrative Officer and General Counsel